UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) September 5, 2007
LEINER HEALTH PRODUCTS INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	333-33121 (Commission File Number)	95-3431709 (IRS Employer Identification Number)

901 East 233rd Street, Carson, California (Address of principal executive offices)		90745 (Zip Code)
Registrant’s telephone number, including area code: (310) 835-8400
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
SIGNATURE

Item 8.01 Other Events.
     On August 29, 2007, Leiner Health Products LLC, our principal operating subsidiary (the “Company”), received a Warning Letter from the United States Food and Drug Administration (“FDA”) in connection with the FDA’s January 22 through March 16 inspection of the Company’s over-the-counter (“OTC”) drug operations in Fort Mill, South Carolina.
     As previously announced, the Company had received a list of Inspection Observations on Form 483 (the “Form 483”) on March 16, 2007 containing inspection observations concerning product quality and deficiencies in the Company’s compliance with current good manufacturing practices (“cGMP”) for OTC drug operations at its Fort Mill OTC facility.
      The Warning Letter acknowledges the Company’s corrective action plans, reiterates the seriousness of the issues outlined in the Form 483, and indicates that the FDA expects continued and comprehensive effort by the Company to resolve cGMP issues in all locations.
      The Company will submit a formal response to the Warning Letter outlining the significant actions already undertaken, including the strengthening and restructuring its OTC Quality Unit. In addition to reaffirming its prior commitments, the Company will clarify its go-forward priorities and plans for all locations. The Company continues to cooperate fully with the FDA and will seek FDA concurrence before restarting its OTC operations.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Leiner Health Products Inc.
Date: September 5, 2007	By:	/s/ Robert K. Reynolds
Robert K. Reynolds
President and Chief Operating Officer